EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Zivo Bioscience Inc.

Bloomfield Hills, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Zivo Bioscience Inc. and subsidiaries of our report dated April 22, 2022, relating to the consolidated financial statements, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Troy, Michigan

June 22, 2022